Exhibit 4.3
FORM OF RIGHTS CERTIFICATE

Certificate No.	Rights
     NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.
Rights Certificate
VESTIN REALTY TRUST I, INC.
     This certifies that                                         , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Rights Agreement dated as of                     , 2006, as amended from time to time (the “Rights Agreement”) (terms defined therein being used herein with the same meaning unless otherwise defined herein), between Vestin Realty Trust I, Inc., a Delaware corporation (the “Company”), and StockTrans, Inc., as Rights Agent (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date, at the office of the Rights Agent, one one-thousandth of a fully paid and nonassessable share of Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), of the Company at the Purchase Price initially of Ten Dollars ($10.00) per one one-thousandth share of Preferred Stock (each such one one-thousandth of a share being a “Unit”), upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number and kind of shares which may be purchased upon exercise thereof) and the Purchase Price per Unit set forth above, are the number and Purchase Price as of                     , 2006, based on the Preferred Stock as constituted at such date.
     Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or (ii) under certain circumstances described in the Rights Agreement, a direct or indirect transferee of any such Acquiring Person, Associate or Affiliate, including a transferee of any person who, after such transfer, becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.
     In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the

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Company or receive common stock, cash or other assets, all as provided in the Rights Agreement.
     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including a Triggering Event.
     This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal office of the Rights Agent and are available from the Rights Agent upon written request.
     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Right (as such amount may be adjusted pursuant to the Rights Agreement), at any time prior to the earlier of the Close of Business on (i) the tenth business day following the Stock Acquisition Date and (ii) the Final Expiration Date. The Rights will not be exercisable until such time as the Company’s right of redemption has expired. In addition, subject to the provisions of the Rights Agreement, the Rights may be exchanged, in whole or in part, for Units of Preferred Stock or shares of the Common Stock of the Company. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.
     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights

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Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends of subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
     WITNESS the facsimile signature of the proper officers of the Company. Dated as of                      ___, 2006

VESTIN REALTY TRUST I, INC.

By:

Name:
Title: President

By:

Name:
Title: Secretary
Countersigned:
STOCKTRANS, INC.
as Rights Agent

By:
Name:
Title:

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(Form of Reverse Side of Rights Certificate)
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)
     FOR VALUE RECEIVED                                                                                                      hereby sells, assigns and transfers unto:                                                                                                                                                                                                                               (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___, ___

Signature

Signature Guaranteed:
Certificate
     The undersigned hereby certifies by checking the appropriate boxes in (1) and (2) that:
     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and
     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ___, ___

Signature

Signature Guaranteed:

NOTICE
     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
     Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.
     In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

FORM OF ELECTION TO PURCHASE
(To be executed if the registered holder desires to exercise
Rights represented by the Rights Certificate.)
To: VESTIN REALTY TRUST I, INC.
     The undersigned hereby irrevocably elects to exercise                                          Rights represented by this Rights Certificate to purchase the Units of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Rights) and requests that certificates for such Units (or such other securities) be issued in the name of and delivered to:                                          (Please print name and address)
(Please insert social security or other identifying number).
     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:                                                                                                      (Please print name and address)                                                              (Please insert social security or other identifying number).

Dated: ___, ___

Signature

Signature Guaranteed:

Certificate
     The undersigned hereby certifies by checking the appropriate boxes in (1) and (2) that:
     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or an Associate thereof (as such terms are defined in the Rights Agreement); and
     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated: ___, ___

Signature

Signature Guaranteed:
NOTICE
     The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
     Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion or by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Program.
     In the event the certification set forth above is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and the election to purchase will not be honored.